As filed with the Securities and Exchange Commission on September 5, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOWDUPONT INC.

(Exact name of registrant as specified in its charter)

Delaware	81-1224539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o The Dow Chemical Company 2211 H.H. Dow Way, Midland, Michigan 48674 (989) 636-1000	c/o E. I. du Pont de Nemours and Company 974 Centre Road, Wilmington, Delaware 19805 (302) 774-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DowDuPont Inc.

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Stacy J. Kanter

Ryan J. Dzierniejko

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)(3)	Proposed Maximum Offering Price Per Unit (2)(3)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (4)
Common Stock, par value $0.01 per share	—	—	—	—
Preferred Stock	—	—	—	—
Depositary Shares	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Subscription Rights	—	—	—	—
Purchase Contracts and Purchase Units	—	—	—	—

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	Omitted pursuant to Form S-3 General Instruction II.E.
(3)

We are registering an indeterminate number of shares of common stock, shares of preferred stock and depositary shares and amount of debt securities as may be issued upon conversion, exchange or exercise, as applicable, of any preferred stock, depositary shares, debt securities, warrants or subscription rights or settlement of any purchase contracts or purchase units, including such shares of common stock or preferred stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering.

(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

Prospectus

DowDuPont Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

and

Purchase Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock, which may be issued in one or more series;

•	depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;

•	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;

•	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•	subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•	purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

•

purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 7 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “DWDP.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “DowDuPont,” the “Company,” “we,” “our” and “us” refer to DowDuPont Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may read and copy all or any portion of this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 15, 2018;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 16, 2018;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 4, 2018 and August 3, 2018;

•	our Current Reports on Form 8-K/A, filed with the SEC on October 26, 2017, and on Form 8-K, filed with the SEC on March 12, 2018, May 1, 2018, May 22, 2018, and June 29, 2018; and

•	the description of our common stock contained in our Registration Statement on Form S-4/A, registration number 333-209869, filed with the SEC on June 7, 2016.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

Recent Accounting Guidance

Historical Dow (as defined below) has historically sold trade accounts receivable of select entities on a revolving basis to certain multi-seller commercial paper conduit entities (“conduits”). The proceeds received are comprised of cash and interests in specified assets of the conduits (the receivables sold by Historical Dow) that entitle Historical Dow to the residual cash flows of such specified assets in the conduits after the commercial paper has been repaid. Neither the conduits nor the investors in those entities have recourse to other assets of Historical Dow in the event of nonpayment by the debtors. In the fourth quarter of 2017, Historical Dow suspended further sales of trade accounts receivable through these facilities and began reducing outstanding balances through collections of trade accounts receivable previously sold to such conduits. Historical Dow has the ability to resume such sales to the conduits at its discretion, subject to certain prior notice requirements. These facilities, as currently structured, are expected to expire by the end of October 2018.

In the first quarter of 2018, we adopted Accounting Standards Update (“ASU”) 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments,” which addressed diversity in practice in how certain cash receipts and cash payments are presented and classified in the statements of cash flows. A key provision in the new guidance required Historical Dow to retrospectively reclassify the cash receipts from the beneficial interests in conduits from “Operating Activities” to “Investing Activities” in the consolidated statements of cash flows. Also in connection with the review and implementation of this ASU, in the first quarter of 2018 Historical Dow updated its method for calculating the cash received from beneficial interests in the conduits as a result of new interpretative guidance, which was updated to reflect the cumulative impact of transaction activity during the month. These updates were also retrospectively applied in the consolidated statements of cash flows filed in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018.

In the third quarter of 2018, the SEC’s Office of the Chief Accountant provided additional guidance related to ASU 2016-15 to clarify the method to be used for calculating the cash received from beneficial interests in the conduits. The SEC indicated an entity must evaluate daily transaction activity to calculate the value of cash received from beneficial interests in conduits. Historical Dow will apply the SEC’s guidance on a retrospective basis in its next periodic filing, which will result in an additional reclassification of cash flows from “Operating Activities” to “Investing Activities.”

As discussed above, in the fourth quarter of 2017, Historical Dow suspended further sales of trade accounts receivable to the conduits and expects its cash flows from operating activities reported in subsequent interim and annual periods to not be comparable to the cash flows from operating activities in the historical periods, as retrospectively adjusted for the impact of the adoption of ASU 2016-15 and related SEC guidance noted above. Similarly, comparing cash flows from operating activities for periods before and after the discontinuation of the use of the conduits will not be meaningful in evaluating changes in our liquidity position.

The adoption of this ASU and related SEC guidance had no impact on our consolidated statements of income and the consolidated balance sheets.

The following table summarizes the expected impact of ASU 2016-15 and related SEC guidance to the consolidated statements of cash flows as previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2017.

Summary of Expected Impact to the Consolidated Statements of Cash Flows Related to ASU 2016-15 and SEC Guidance	For the Years Ended
In millions	2017 Change	2016 Change	2015 Change
Operating Activities
Accounts and notes receivable	$(7,193)	$(7,294)	$(7,705)
Proceeds from interests in trade accounts receivable conduits	(2,269)	(1,257)	(1,034)
Decrease to Cash Flows from Operating Activities	$(9,462)	$(8,551)	$(8,739)
Investing Activities
Proceeds from interests in trade accounts receivable conduits	$9,462	$8,551	$8,739
Increase to Cash Flows from Investing Activities	$9,462	$8,551	$8,739

The following table reconciles Cash Flows from Operating Activities as updated to reflect the impact of ASU 2016-15 and related SEC guidance to the original reported Cash Flows from Operating Activities values as previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2017, which exclude the impact of ASU 2016-15 and related SEC guidance. Management views Cash Flows from Operating Activities excluding the impact of ASU 2016-15 and related SEC guidance as a non-GAAP financial measure that is relevant and meaningful to investors as it presents Cash Flows from Operating Activities inclusive of all trade accounts receivable collection activity, which we utilize in support of our operating activities.

Summary of Cash Flows Provided by Operating Activities	For the Years Ended
In millions	2017	2016	2015
Cash Flows from Operating Activities - Updated for Impact of New ASUs and SEC Guidance	$(765)	$(2,957)	$(1,128)
Less: Impact of New Guidance for Beneficial Interest in Accounts Receivable Conduits	(9,462)	(8,551)	(8,739)
Less: Impact of Additional Accounting Guidance Adopted on 1/1/18[1]	2	(6)	4
Cash Flows from Operating Activities - Originally Reported and Excluding the Impact of New ASUs and SEC Guidance (Non-GAAP)	$8,695	$5,600	$7,607

1.	See Item 5 Other Information in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2018 for additional information.

The following table summarizes the expected impact of ASU 2016-15 and related SEC guidance to the consolidated statements of cash flows as previously disclosed in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018.

Summary of Changes to Consolidated Statements of Cash Flows related to ASU 2016- 15 and SEC Guidance	Three Months Ended	Six Months Ended
In millions	Mar 31, 2017	Jun 30, 2017
Operating Activities
Accounts and notes receivable	$(1,446)	$(2,918)
Proceeds from interests in trade accounts receivable conduits	—	—
Decrease to Cash Flows from Operating Activities	$(1,446)	$(2,918)
Investing Activities
Proceeds from interests in trade accounts receivable conduits	$1,446	$2,918
Increase to Cash Flows from Investing Activities	$1,446	$2,918

The following table reconciles Cash Flows from Operating Activities to the original reported values in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018 and includes a non-GAAP measure regarding what Cash Flows from Operating Activities excluding the impact of the new ASUs and related SEC guidance would have been for the three month periods ended March 31, 2018 and 2017 and six month periods ended June 30, 2018 and 2017. Management believes this non-GAAP financial measure is relevant and meaningful as it presents Cash Flows from Operating Activities inclusive of all trade accounts receivable collection activity, which we utilize in support of our operating activities.

Summary of Cash Flows Provided by Operating Activities	Three Months Ended		Six Months Ended
In millions	Mar 31, 2018	Mar 31, 2017	Jun 30, 2018	Jun 30, 2017
Cash Flows from Operating Activities - Updated for Impact of New ASUs and SEC Guidance	$(2,137)	$(1,522)	$(47)	$(3,019)
Less: Impact of New Guidance for Beneficial Interest in Accounts Receivable Conduits	—	(1,446)	—	(2,918)
Cash Flows from Operating Activities - Reported in 2018 Quarterly Reports on Form 10-Q	$(2,137)	$(76)	$(47)	$(101)
Less: Impact of Guidance for Beneficial Interest in Accounts Receivable Conduits Adopted on 1/1/18	(445)	(551)	(656)	(1,914)
Less: Impact of Additional Guidance Adopted on 1/1/18	—	(1)	—	(2)
Cash Flows from Operating Activities - Excluding Impact of ASUs and SEC Guidance (Non-GAAP)	$(1,692)	$476	$609	$1,815

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

DowDuPont Inc.

974 Centre Road

Wilmington, Delaware 19805

(302) 774-1000

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” and similar expressions and variations or negatives of these words. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

THE COMPANY

We are a Delaware corporation formed on December 9, 2015, for the purpose of effecting an all-stock merger between The Dow Chemical Company (“Historical Dow”) and E. I. du Pont de Nemours and Company (“Historical DuPont”). Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated December 11, 2015, as amended on March 31, 2017, Historical Dow and Historical DuPont each merged with wholly-owned subsidiaries of DowDuPont and, as a result, became our subsidiaries effective at 11:59 p.m. ET on August 31, 2017 (the “Merger”). Prior to the Merger, DowDuPont did not conduct any business activities other than those required for its formation and matters contemplated by the Merger Agreement. Historical Dow was determined to be the accounting acquirer in the Merger. As a result, the historical financial statements of Historical Dow for periods prior to the Merger are considered to be the historical financial statements of DowDuPont.

Subject to approval of our Board of Directors and customary closing conditions, including the filing and effectiveness of registration statements with the SEC, we intend to pursue the separation of DowDuPont’s agriculture, materials science and specialty products business in one or more tax-efficient transactions (the “Intended Business Separations”). It is currently anticipated that the Intended Business Separations will be accomplished through a U.S. tax-free spin of the materials science business by April 1, 2019 and of the agriculture business on or around June 1, 2019. Upon completion of the Intended Business Separations, we would continue to hold the specialty products business.

Our principal offices are located at 974 Centre Road, Wilmington, Delaware 19805 and 2211 H.H. Dow Way, Midland, Michigan 48674, and our telephone numbers are (302) 774-1000 and (989) 636-1000. We maintain a website at www.dow-dupont.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

Additional information concerning DowDuPont and its subsidiaries is included in the documents filed with the SEC and incorporated into this prospectus by reference. See the discussion under “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

The ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated is set forth below. As Historical Dow was determined to be the accounting acquirer in connection with the Merger, the ratio of earnings to fixed charges and combined fixed charges and preferred stock dividend requirements for each of the periods prior to the Merger are those of Historical Dow. For the purposes of computing these ratios, earnings represents income from continuing operations before income taxes and equity in earnings of nonconsolidated affiliates; plus fixed charges, amortization of capitalized interest and distributed income of nonconsolidated affiliates; minus capitalized interest and preferred security dividends. Fixed charges consist of interest expense and amortization of debt discount, capitalized interest, preferred security dividends, and a portion of rentals deemed to represent an interest factor.

	Six Months Ended June 30,	Year Ended December 31,
	2018	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	5.5x	1.8x	4.6x	8.5x	5.3x	6.1x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements	5.5x	1.8x	3.2x	6.1x	3.7x	4.4x

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered. As used in the following summary descriptions of the various securities that may be offered and sold from time to time, the terms “DowDuPont Inc.,” the “Company,” “we,” “our” and “us” refer to DowDuPont Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our certificate of incorporation and bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our authorized capital stock consists of 5,000,000,000 shares of common stock, par value $0.01 per share, and 250,000,000 shares of preferred stock. The number of authorized shares of any class may be increased or decreased by an amendment to our certificate of incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

As of July 31, 2018, there were 2,307,376,875 shares of DowDuPont common stock outstanding and no shares of DowDuPont preferred stock outstanding.

Common Stock

Each holder of a share of our common stock is entitled to one vote for each share held on all questions presented to common stockholders, and the common stock has the exclusive right to vote for the election of directors and for all other purposes (subject to the express terms of any preferred stock, if any). Common stockholders have no preemptive rights and no rights to convert their common stock into any other securities. There is also no redemption or sinking fund provisions applicable to the common stock.

Common stockholders are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor. Common stockholders are entitled to share pro rata, upon any liquidation or dissolution of DowDuPont, in all remaining assets available for distribution to common stockholders after payment or providing for DowDuPont’s liabilities and the liquidation preference of any outstanding preferred stock.

The rights, preferences and privileges of common stockholders are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

This section describes the general terms and provisions of preferred stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. If there are differences between the prospectus supplement relating to a particular series of preferred stock and this prospectus, the prospectus supplement will control. We will file a copy of the certificate of amendment to our certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Delaware and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in any accompanying prospectus supplement.

Our board of directors has been authorized to provide for the issuance of up to 250,000,000 shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

Charter and Bylaw Provisions; Takeover Statutes

A number of provisions in our certificate of incorporation and bylaws as well as the DGCL may make it more difficult to acquire control of DowDuPont or remove our management.

Structure of Board

The DowDuPont board is elected annually. Our bylaws provide that each director will hold office for a term expiring at the next succeeding annual meeting of stockholders and until such director’s successor is duly elected and qualified. The DowDuPont board, in accordance with our bylaws, will consist of between 6 and 21 directors, with the number of directors to be determined only by resolution adopted by a majority of the entire board. Furthermore, subject to the rights of holders of any class or series of preferred stock to elect directors and provisions governing vacancies created by cessation of services by continuing Historical Dow or continuing Historical DuPont directors under the DowDuPont bylaws described below, any vacancies on the board caused by death, removal or resignation of any director or any other cause, and any newly created directorships resulting from an increase in the authorized number of directors, will be permitted to be filled only by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by stockholders. This provision could prevent a stockholder from obtaining majority representation on the board by allowing the board to enlarge the board and fill the new directorships with the board’s own nominees.

Removal of Directors

In accordance with the DGCL and subject to the rights of the holders of any class or series of preferred stock, the entire board or any individual director may be removed at any time, with or without cause, only by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of DowDuPont then entitled to vote generally in the election of directors, voting as a single class.

Advance Notice of Proposals and Nominations

The bylaws provide that stockholders must give timely written notice to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. Generally, to be timely, a stockholder’s notice will be required to be delivered to the Secretary of DowDuPont not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date we first mailed its proxy materials for the preceding year’s annual meeting. Our bylaws also specify the form and content of a stockholder’s notice.

Limits on Special Meetings

Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called by order of the board or by written request of stockholders holding together at least 25% of all the shares of DowDuPont entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from nominating candidates for election as directors at an annual meeting of stockholders.

Amendment of the Bylaws

The board is authorized to amend, alter, change, adopt and repeal our bylaws by the affirmative vote of a majority of total directors present or by unanimous consent. Stockholders also have the power to amend, alter, change, adopt and repeal our bylaws by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of DowDuPont then entitled to vote generally in the election of directors, voting as a single class. Notwithstanding the foregoing, certain provisions of our bylaws relating to the governance of DowDuPont may only be amended, altered, changed, adopted and repealed by an affirmative vote of at least 66 2⁄3% of (i) the full board or (ii) the voting power of all the shares of capital stock of DowDuPont then entitled to vote.

Takeover Statutes

Section 203 of the DGCL generally prohibits “business combinations”, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock not owned by the interested stockholder. We did not opt out of the protections of Section 203 of the DGCL. As a result, the statute applies to DowDuPont.

Exclusive Forum

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of DowDuPont, (ii) any action asserting a claim of breach of a fiduciary duty owed by any DowDuPont director, officer or other employee to DowDuPont or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Our bylaws also provide that we are entitled to equitable relief, including injunction and specific performance, to enforce such provisions regarding forum.

Listing

Our common stock is listed on NYSE under the symbol “DWDP.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A..

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. The debt securities will be unsecured and will be the sole obligation of DowDuPont. As previously disclosed, DowDuPont expects to execute the Intended Business Separations, which will include the separation of the materials science business, agriculture business and specialty products business of DowDuPont. In connection with any issuance of debt securities prior to the date of the final Intended Business Separation, holders of any such debt securities issued by DowDuPont will agree that (i) prior to the Intended Business Separations they will have no recourse (whether legal, equitable or otherwise, including without limitation, any right of attachment, judgment or levy or any recourse to the proceeds from any sale or disposition thereof) against the assets of Historical Dow or Historical DuPont and their respective subsidiaries (collectively, the “Historical Assets”) except to the extent of any specialty products assets that will be part of DowDuPont after the Intended Business Separations (the “Specialty Assets” and the Historical Assets exclusive of the Specialty Assets, the “Spinoff Assets”), and (ii) subsequent to the Intended Business Separations no recourse (whether legal, equitable or otherwise, including without limitation, any right of attachment, judgment or levy or any recourse to the proceeds from any sale or other disposition thereof) against the entities holding the Spinoff Assets and/or their respective subsidiaries (including their assets or equity and that of their subsidiaries). Additionally, holders of any debt securities issued by DowDuPont will agree that they will have no recourse (whether legal, equitable or otherwise, including without limitation, any right of attachment, judgment or levy or any recourse to the proceeds from any sale or other disposition thereof) against the direct or indirect equity interests that DowDuPont holds or will hold in Historical Dow, Historical DuPont, the entities holding the Spinoff Assets and/or their respective subsidiaries. Each of Historical Dow, Historical DuPont, the entities holding the Spinoff Assets and/or their respective subsidiaries are not expected to guarantee any debt securities issued hereunder and should be regarded as separate and distinct legal entities from one another and from DowDuPont that are not liable for one another’s debts. Any debt securities issued by DowDuPont pursuant to this prospectus should be deemed an investment in DowDuPont as it will exist after the Intended Business Separations, with recourse solely against the assets DowDuPont will retain after the Intended Business Separations (and prior to the Intended Business Separations, recourse against the Specialty Assets). In determining whether to invest in any debt securities issued by DowDuPont, investors should rely solely on the credit and asset value of DowDuPont after the Intended Business Separations (excluding the asset value of any direct or indirect equity interests now owned, or owned in the future, by DowDuPont in the entities holding the Spinoff Assets and/or their respective subsidiaries) and not any asset value in, or credit of, Historical DuPont, Historical Dow, the entities holding the Spinoff Assets and/or their respective subsidiaries (including not relying on any asset value of any direct or indirect equity interest that DowDuPont holds or will hold in Historical Dow, Historical DuPont, the entities holding the Spinoff Assets and/or their respective subsidiaries).

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank National Association, as trustee, or such other trustee named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part, which you should review for additional information. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	any limitations on recourse to subsidiaries of DowDuPont;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the DowDuPont Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the effectiveness of DowDuPont and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and the financial statement schedule, and, insofar as it relates to the amounts included for Historical DuPont, a wholly-owned subsidiary of the Company, as of December 31, 2017 and for the period from August 31, 2017 (date of the Merger) to December 31, 2017, is based solely on the report of the other auditors, and includes an explanatory paragraph regarding a change in accounting policy related to asbestos-related defense and processing costs and an emphasis of a matter paragraph regarding the Merger, and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting, and, insofar as it relates to the effectiveness of Historical DuPont’s internal control over financial reporting, is based solely on the report of the other auditors). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The audited financial statements of Historical DuPont as of December 31, 2017 and for the period September 1, 2017 through December 31, 2017, not separately included in this prospectus, and Historical DuPont management’s assessment of the effectiveness of internal control over financial reporting (which is included in Historical DuPont’s Management’s Report on Internal Control Over Financial Reporting), not separately included in this prospectus, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report thereon (which contains an explanatory paragraph relating to the effectiveness of Historical DuPont’s internal control over financial reporting as of December 31, 2017 due to the exclusion of certain elements of the internal control over financial reporting of the Health & Nutrition Business which Historical DuPont acquired during 2017) is incorporated by reference in this prospectus. The audited financial statements of DowDuPont and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of DowDuPont Inc. for the year ended December 31, 2017, to the extent they relate to Historical DuPont, have been so incorporated in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of Historical DuPont as of December 31, 2016 and for each of the three years in the period ended December 31, 2016 and Historical DuPont management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 (which is included in Historical DuPont’s Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Current Report on Form 8-K/A (as filed on October 26, 2017) of DowDuPont have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant.

Securities and Exchange Commission Registration Fee	$	*
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Printing Fees	$	**
Transfer Agents and Trustees’ Fees and Expenses	$	**
Rating Agency Fees	$	**
Stock Exchange Listing Fees	$	**
Miscellaneous	$	**

Total		$—

*	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.
**	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers.

The registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

The registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. The registrant also has indemnification agreements with its directors and officers. In addition, the registrant maintains liability insurance for its directors and officers.

Item 16. List of Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3.

Exhibit No.		Description

1.1	*	Form of Underwriting Agreement.

2.1		Agreement and Plan of Merger by and among The Dow Chemical Company, Diamond-Orion Holdco, Inc., Diamond Merger Sub, Inc., Orion Merger Sub, Inc. and E. I. du Pont de Nemours and Company, dated as of December 11, 2015 (incorporated by reference to Exhibit 2.1 to the registrant’s Form S-4/A dated June 7, 2016).

2.2		Amended Agreement and Plan of Merger by and among The Dow Chemical Company, Diamond-Orion Holdco, Inc., Diamond Merger Sub, Inc., Orion Merger Sub, Inc. and E. I. du Pont de Nemours and Company, dated as of March 31, 2017 (incorporated by reference to Exhibit 2.1 to the registrant’s Form 8-K dated March 31, 2017).

3.1		Amended and Restated Certificate of Incorporation of DowDuPont Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated September 1, 2017).

3.2		Amended and Restated Bylaws of DowDuPont Inc. (incorporated by reference to Exhibit 3.1 to the DowDuPont Inc. Current Report on Form 8-K dated September 12, 2017).

3.3		Amendment to the Amended and Restated Bylaws of DowDuPont Inc. (incorporated by reference to Exhibit 3.1 to the DowDuPont Inc. Current Report on Form 8-K dated March 12, 2018).

3.4	*	Form of Certificate of Designations with respect to any preferred stock issued hereunder.

4.1	*	Form of Depositary Agreement (including form of Depositary Receipt).

4.2		Form of Indenture for debt securities between the registrant and U.S. Bank National Association.

4.3	*	Form of Warrant Agreement (including form of Warrant Certificate).

4.4	*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).

4.5	*	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate).

4.6	*	Form of Purchase Unit Agreement (including form of Purchase Unit Certificate).

5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1		Computation of Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividend Requirements.

23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3		Consent of Ankura Consulting Group, LLC.

23.4		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1		Powers of Attorney (included on signature pages hereto).

25.1		Statement of Eligibility on Form T-1 of trustee under the Indenture.

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on September 5, 2018.

DowDuPont Inc.

By:	/s/ Edward D. Breen
Name: Edward D. Breen
Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Jeanmarie F. Desmond and Erik T. Hoover and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Edward D. Breen Edward D. Breen	Chief Executive Officer and Director (Principal Executive Officer)	September 5, 2018

/s/ Howard I. Ungerleider Howard I. Ungerleider	Chief Financial Officer (Principal Financial Officer)	September 5, 2018

/s/ Jeanmarie F. Desmond Jeanmarie F. Desmond	Co-Controller (Co-Principal Accounting Officer)	September 5, 2018

/s/ Ronald C. Edmonds Ronald C. Edmonds	Co-Controller (Co-Principal Accounting Officer)	September 5, 2018

/s/ Jeff M. Fettig Jeff M. Fettig	Executive Chairman of the Board and Co-Lead Independent Director	September 5, 2018

/s/ Alexander M. Cutler Alexander M. Cutler	Co-Lead Independent Director	September 5, 2018

/s/ Lamberto Andreotti Lamberto Andreotti	Director	September 5, 2018

Signature	Title	Date

/s/ Jacqueline K. Barton Jacqueline K. Barton	Director	September 5, 2018

/s/ James A. Bell James A. Bell	Director	September 5, 2018

/s/ Robert A. Brown Robert A. Brown	Director	September 5, 2018

/s/ Richard K. Davis Richard K. Davis	Director	September 5, 2018

/s/ Marillyn A. Hewson Marillyn A. Hewson	Director	September 5, 2018

/s/ Lois D. Juliber Lois D. Juliber	Director	September 5, 2018

/s/ Paul Polman Paul Polman	Director	September 5, 2018

/s/ Dennis H. Reilley Dennis H. Reilley	Director	September 5, 2018

/s/ James M. Ringler James M. Ringler	Director	September 5, 2018

/s/ Ruth G. Shaw Ruth G. Shaw	Director	September 5, 2018

/s/ Lee M. Thomas Lee M. Thomas	Director	September 5, 2018

/s/ Patrick J. Ward Patrick J. Ward	Director	September 5, 2018